Exhibit 23.3 - Consent of Experts


BECKSTEAD AND WATTS, LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                         3340 Wynn Road, Ste. B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)


May 5, 2003


To Whom It May Concern:

The firm of Beckstead and Watts, LLP, consents to the inclusion of our report of October 30, 2002 for the Financial Statements of Clinical Trials Corporation for the period April 22, 2002 (inception) to September 30, 2002; and the inclusion of our report of March 30, 2003 on the Financial Statements of Clinical Trials Corporation for the period April 22, 2002 (inception) to December 31, 2002, and the related Statement of Operations, Stockholders' Equity, and Cash Flows for the year then ended and for the period April 22, 2002 (Date of Inception) to December 31, 2002.

We hereby consent to the incorporation by reference of said reports of Clinical Trials Corporation on Amendment No. 4 to Form 10-SB (File No. 000-50095).

Signed,

/s/ Beckstead and Watts, LLP
    ------------------------
    Beckstead and Watts, LLP